[LETTERHEAD OF GIORDANO, HALLERAN & CIESLA, P.C.]

                                                                     EXHIBIT 5.1


                                  July 18, 2006

BigString Corporation
3 Harding Road, Suite F
Red Bank, New Jersey 07701

         Re:      Registration Statement on Form SB-2
                  -----------------------------------

Ladies and Gentlemen:

         We  have  acted  as  counsel  to  BigString  Corporation,   a  Delaware
corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), to which Registration Statement this opinion letter is attached as an exhibit, for the registration of 7,600,000 shares of the Company's common stock, par value $.0001 per share ("Common Stock"). Of these shares of Common Stock, 2,150,000 shares (the "Outstanding Shares") are currently issued and outstanding and held by certain stockholders of the Company, 4,000,000 shares (the "Series A Preferred Shares") are underlying 400,000 shares of the Company's Series A Preferred Stock, par value $.0001 per share (the "Series A Preferred Stock"), and 1,450,000 shares (the "Warrant Shares") are subject to warrants (the "Warrants"). The shares of Common Stock included for registration in the Registration Statement are being registered by the Company for the benefit of the holders of the Outstanding Shares, the Series A Preferred Shares and the Warrants.

         We have examined and relied upon the originals, specimens, or photostatic or certified copies of (a) the Registration Statement, and (b) such certificates, corporate and public records, agreements and instruments and other information and documents as we deemed relevant and necessary as the basis for the opinions set forth below. In such examination, we have assumed

 GIORDANO, HALLERAN & CIESLA
  A PROFESSIONAL CORPORATION
       ATTORNEYS AT LAW

BigString Corporation
July 18, 2006
Page 2

the genuineness of all signatures, the authenticity of each document, agreement and instrument submitted to us as an original, the conformity to the original of each document, agreement and instrument submitted to us as a certified copy or photostatic copy, the conformity of the text of each document filed with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval System to the printed document reviewed by us, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. As to any facts material to any such opinion that were not known to us, we have relied upon statements and representations of officers and other representatives of the Company.

         We express no opinion concerning the laws of any jurisdiction other than those of the United States of America, and the laws of the State of Delaware.

         Based upon and subject to the foregoing, we are of the opinion that:

         (1) the Outstanding Shares being registered under the Registration Statement have been duly authorized and are validly issued, fully paid and non-assessable;

         (2) the Series A Preferred Shares have been duly authorized, and, when issued and delivered by the Company upon the conversion of the Series A Preferred Stock, will be validly issued, fully paid and non-assessable; and

         (3) the Warrant Shares have been duly authorized, and, when issued and delivered by the Company upon the exercise of the Warrants, and paid for in accordance with the Warrants, will be validly issued, fully paid and non-assessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the General Rules and Regulations of the Commission.



                                           Very truly yours,

                                           /s/ Giordano, Halleran & Ciesla
                                           A Professional Corporation

                                           GIORDANO, HALLERAN & CIESLA
                                           A Professional Corporation